As filed with the Securities and Exchange Commission on March 1, 1996


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  February 15, 1996

                    WINTHROP PARTNERS 81 LIMITED PARTNERSHIP
             (Exact Name of Registrant as Specified in Its Charter)

                                 Massachusetts
                 (State or Other Jurisdiction of organization)

        0-10404                             04-2720480
  (Commission File Number)        (I.R.S. Employer Identification No.)

One International Place, Boston, Massachusetts              02110
   (Address of Principal Executive Offices)               (Zip Code)

                                 (617) 330-8600
              (Registrant's Telephone Number, Including Area Code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)



Item 5.   Other Events.

         Pursuant to the terms of Registrant's partnership agreement, Registrant is mailing to its limited partners its financial statements for the year ended December 31, 1995.


Item 7 Financial Statements, Pro Forma Financial Statements and Exhibits.

       (c)   Exhibits.

             19.   Letter to Limited Partners dated February
                   14, 1996

                                                 SIGNATURES

         Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          WINTHROP PARTNERS 81 LIMITED
                          PARTNERSHIP

                          By:  One Winthrop Properties, Inc.,
                               Managing General Partner

Date:  March 1 1996            By:_/s/Carol C.J. Mills___
                                      Carol C.J. Mills
                                      Vice President


To the Limited Partners of
WINTHROP PARTNERS 81 LIMITED PARTNERSHIP:

Enclosed is your distribution check for the quarter ended December 31, 1995 (the "Fourth Quarter"). This Report describes the activities of WINTHROP PARTNERS 81 LIMITED PARTNERSHIP, summarizes the results achieved by the Partnership through 1995 and contains its audited financial statements for the year ended December 31, 1995.

The Partnership has to date sold eight of its properties or 75.6% of its original assets. The Partnership continues to own two properties, one of which is leased to GTE and the other to Frank's Nursery. All lease payments due to the Partnership through year-end 1995 were current.

Cash distributions derived from rental income in 1995 (and not from the sale of Partnership assets) resulted in a return on investment of approximately 4.7% per annum. The cash distributions provided by the Partnership since its inception in August 1981 through 1995 are summarized on Page 3 of this Report. The Partnership's cash reserves are approximately $230,000 as of December 31, 1995.

Cash Distribution/State Withholding Tax Requirements

The Partnership's net cash flow generated in the Fourth Quarter was $2.99 per unit. For limited partners who elected the monthly method of distribution, the enclosed check is one-third of the quarterly distribution. Your second and third monthly installments will be mailed to you in 30 and 60 days, respectively. Please note that your share of the Partnership's cash distribution for 1995 is not taxable in and of itself. The amount of passive income and other items necessary to complete your 1995 income tax returns are reported on your Schedule K-1 which will be distributed to you by the end of February.


Properties Sold

 1. NCNB, Orangeburg, SC. This property was sold in 1993 with the proceeds distributed to limited partners in 1993. The cash-on-cash return provided by the property during its original holding period was approximately 2.7% per annum, taking into account the quarterly distributions attributable to the property and the loss of capital incurred on sale. The Partnership's original investment in this property represented approximately 4.3% of the Partnership's initial offering proceeds.

 2. NCNB, Batesburg, SC. This property was sold in 1993 with the proceeds distributed to limited partners in 1993. The cash-on-cash return provided by the property during its holding period was approximately 4.4% per annum, taking into account the quarterly cash distributions attributable to the property and the loss of capital incurred on sale. The Partnership's original investment in this property represented approximately 2.1% of the Partnership's initial offering proceeds.

 3. NCNB, Sumter, SC. This property was sold in 1992 with the proceeds distributed to limited partners in 1992. The cash-on-cash return provided by the property during its holding period was approximately 7% per annum, taking into account the quarterly distributions attributable to the property and the return of capital upon sale. The Partnership's original investment in this property represented approximately 4.2% of the Partnership's initial offering proceeds.

 4. NCNB, Greenville, SC. This property was sold in 1992 with the proceeds distributed to limited partners in 1992. The cash-on-cash return provided by the property during its original holding period was approximately 12% per annum, taking into account the quarterly distributions attributable to the property and the profit incurred on sale. The Partnership's original investment in this property represented approximately 2.4% of the Partnership's initial offering proceeds.

 5. NCNB, Anderson, SC. This property was sold in 1992 with the proceeds distributed to limited partners in 1992. The cash-on-cash return provided by the property during its holding period was approximately 5% per annum, taking into account the quarterly distributions attributable to the property and the loss of capital incurred on sale. The Partnership's original investment in this property represented approximately 6% of the Partnership's initial offering proceeds.

 6.      NCNB,  North,  SC.  This  property  was sold in 1991 with the  proceeds distributed  to  limited  partners  in 1991.  The  cash-on-cash  return provided by the property  during its holding  period was  approximately
         13%  per  annum,  taking  into  account  the  quarterly   distributions
         attributable to the property and the profit incurred on sale. The Partnership's original investment in this property represented approximately 1.8% of the Partnership's initial offering proceeds.

 7. Circuit City, Beltsville, MD. This property was sold in 1989 with the proceeds distributed to limited partners in 1989. The cash-on-cash return provided by the property during its holding period was approximately 14% per annum, taking into account the quarterly distributions attributable to the property and the profit incurred on sale. The Partnership's original investment in this property represented approximately 5.5% of the Partnership's initial offering proceeds.

 8. Seagate Technology ("Seagate"), formerly known as Magnetic Peripherals, Oklahoma City, OK. This property was sold on January 12, 1995 with proceeds to be distributed to limited partners with the First Quarter of 1995 distribution. Seagate exercised its option to terminate the lease and vacated the property on May 1, 1994. The annual base rent of $602,964 was approximately 30% higher than current market rates. The Partnerhsip offered the property for sale in July 1993 through a third-party real estate broker. The property was sold for $3,100,000 which was the highest offer received for the property. The cash- on-cash return provided by the property during its holding period was approximately 4.3% per annum, taking into account the quarterly distributions attributable to the property, property expenses and the loss incurred on sale. The Partnership's original investment in this property represented approximately 49.3% of the Partnerhsip's initial offering proceeds.

Status of the Partnership's Remaining Properties

The table on Page 3 provides summary information concerning the properties still owned by the Partnership. The leasing status of each property is described below:

 1. Frank's Nursery and Crafts, Inc., Columbus, OH. This lease expires on January 25, 1998. A percentage of gross sales has been paid to the Partnership as additional rent in the each of the last five years.

 2. GTE North Incorporated, formerly known as General Telephone Company ("GTE"), Columbus, OH. GTE's lease expires on April 30, 1997. The lease provides that GTE's annual base rent will escalate annually from $180,000 in the first year to $250,000 during the final year of the lease term. GTE's prior base rent was $214,000 per annum.

The Partnership's future cash distributions will include ongoing distributions from net cash flow and one-time distributions of sale proceeds. Cash flow will be affected by, among other things, the terms of any new leases, any tenant improvements and leasing costs associated with renewing leases with existing tenants or signing leases with new tenants, the loss of rent and increased expense during any period when a property is not under lease and the loss of rent after a property is sold as well as on-going Partnership administrative expenses.

Distributions of sale proceeds will be made as a partial return of capital. Per the Partnership Agreement, the cash to be distributed from sale proceeds will go 100% to limited partners until they have received their $500 per unit original Capital Contribution. The general partners' 8% share of sale proceeds would be paid subsequently.

The following table outlines the per unit cash distribution amounts for 1995 and the cumulative results of the investment to date:

--------------------------------------------------------------------------------------------------------------------------------
Summary of 1995 Investor Benefits

                                                   Total                  Annualized                 Total                Total
                                              Quarterly Cash                Pre-Tax                Portfolio             Passive
                                              Distributions1                Return2                 Income3              Income4
------------------------------------------------------------------------------------------------------------------------------------
                                                  $13.47                      4%                     $2.31                $5.35
 1st Quarter paid 5/15/95      $3.441
 2nd Quarter paid 8/12/95      $3.75
 3rd Quarter paid 11/14/95     $3.29
 4th Quarter paid 2/14/96      $2.99

------------------------------------------------------------------------------------------------------------------------------------

                  Cumulative Results Through December 31, 1995


                                                  Total                        Total     Total Return
Limited Partner                                   Cash                  Quarterly Cash       of                   Total
Admission Date                                 Distributed              Distributions(1)   Capital                Profit5
--------------------------------------------------------------------------------------------------------------------------

August 24, 1981                                $757.30                  $546.22            $195.79                $15.29
September 23, 1981                             $751.40                  $540.32            $195.79                $15.29
October 26, 1981                               $745.88                  $534.80            $195.79                $15.29
November 25, 1981                              $741.08                  $530.00            $195.79                $15.29
December 23, 1981                              $736.60                  $525.52            $195.79                $15.29
January 25, 1982                               $732.06                  $520.98            $195.79                $15.29
February 22, 1982                              $728.28                  $517.20            $195.79                $15.29
March 26, 1982                                 $724.23                  $513.15            $195.79                $15.29
April 26, 1982                                 $719.20                  $508.12            $195.79                $15.29
June 9, 1982                                   $711.79                  $500.71            $195.79                $15.29

1 Represents one unit's share of cash flow generated from Partnership operations. Does not include sale proceeds distribution of $114.80 per unit.
2 Represents the annualized pre-tax return on remaining capital of $288.92 per original $500.00 unit. Due to the Tax Reform Act of 1986, the Partnership is unable to provide accurate after-tax returns as a result of investors' varying Federal income tax situations. Please consult your personal financial advisor.
3 Rental income and funds held in Partnership reserves are invested in short-term money market instruments prior to their distribution. This portfolio income represents the interest income earned on these investments.
4 Represents one unit's share of passive income generated from Partnership operations.
5 Profit is defined as the protion of proceeds distributed to limited partners from the sale of a property in excess of the property's original purchase price.

The following table presents information regarding the two properties still owned by the Partnership. All rental payments due to the Partnership through December 31, 1995 were current:

----------------------------------------------------------------------------------------------------------------------------------
Summary of Partnership Investments
                                 Date of          Total Cost of    Tenant Use       Type of       1995          Lease
Tenant/Location                 Purchase          the Property      of the          Lease/      Base Rent    Expiration
                                                                   Property         Terms
-----------------------------------------------------------------------------------------------------------------------------------
Frank's Nursery and Crafts, Inc.
 (a wholly owned subsidiary of General Host Corp.)
 Columbus, OH                1/25/83           $  889,776            Retail       Triple Net/   $ 99,0001      1-25-98
                                                                  Nursery and      Step Rent/
                                                                   Crafts Store      % Rent
GTE North Incorporated, formerly known as General Telephone Company of Ohio
 Columbus, OH                10/14/82          1,849,948            Warehouse      Triple Net/   240,0002      4-30-97
                                                                   Distribution      Step Rent
                                                                     Facility
                                               $2,739,724                                       $339,000


1 An additional rental payment of $5,284, representing a percentage of store sales, was included in the First Quarter of 1994 cash distribution.

2 The annual lease rate was $230,000 through April 1995; $240,000 effective May 1995 through April 1996; and $250,000 effective May 1996 through April 1997.

Definitions
Modified Net-most operating expenses are paid by tenant. Triple Net-all operating expenses are paid by tenant.
% Rent-additional rent payable by tenant in excess of base rent if annual sales exceed certain minimum levels. Step Rent-the rent payable by tenant periodically increases over time.


Closing Comments

Your distribution check and Partnership Report for the First Quarter of 1996 will be mailed on May 15, 1996. In the meantime, please contact a representative at Gemisys, our investor services agent, at (303) 705-3220 with any questions.


Very truly yours,

WINTHROP PARTNERS 81 LIMITED PARTNERSHIP

By:     One Winthrop Properties, Inc.
        Managing General Partner


        /S/ richard J. McCready
        -----------------------------
        Richard J. McCready
        Chief Operating Officer

February 14, 1996

                             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO WINTHROP PARTNERS 81 LIMITED PARTNERSHIP:

    We have  audited the  accompanying  balance  sheets of Winthrop  Partners 81
Limited Partnership (a Massachusetts limited partnership) as of December 31, 1995 and 1994 and the related statements of income, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of Winthrop Partners 81 Limited Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Winthrop Partners 81 Limited Partnership as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

















ARTHUR ANDERSEN LLP



Boston, Massachusetts
January 31, 1996

STATEMENTS OF INCOME

------------------------------------------------------------------------------------------------------------------------------------


For the Years Ended
December 31, 1995, 1994 and 1993                                                       1995             1994               1993
------------------------------------------------------------------------------------------------------------------------------------
Income:
  Rental income from real estate leases accounted
    for under the operating method................................................  $    266,830    $   469,864     $     858,174
  Other income....................................................................        14,113             54              -
  Interest on short-term investments..............................................        63,103          7,676             7,711
  Interest income on real estate leases accounted
    for under the financing method................................................        21,222         23,953            26,452
                                                                                          ------         -------           ------
                                                                                         365,268        501,547           892,337
                                                                                         -------        --------          -------

Expenses:
  Depreciation and amortization...................................................        64,181        221,558           233,117
  Management fees.................................................................         5,092          9,595            12,821
  General and administrative......................................................        34,788        130,981            40,082
                                                                                          ------        --------           ------
                                                                                         104,061        362,134           286,020
                                                                                         -------        --------          -------

Operating income                                                                         261,207        139,413           606,317

Gain (loss) on sale of property, net                                                      11,173            -            (138,310)
                                                                                          ------            ----         --------

Net income                                                                          $    272,380    $   139,413     $     468,007
                                                                                    =    =======    =   ========    =     =======

Net income allocated to General Partners                                            $     20,897    $    11,153     $      48,505
                                                                                    =     ======    =    =======    =      ======

Net income allocated to Limited Partners                                            $    251,483    $   128,260     $     419,502
                                                                                    =    =======    =   ========    =     =======

Net income per Unit of Limited Partnership
  Interest                                                                          $      10.02    $      5.11     $       16.71
                                                                                    =      =====    =      =====    =       =====




















 The  accompanying  notes are an integral part of these financial statements.

BALANCE SHEETS


------------------------------------------------------------------------------------------------------------------------------------


December 31, 1995 and 1994                                                                1995                      1994
------------------------------------------------------------------------------------------------------------------------------------


ASSETS

Real Estate Leased to Others:
  Accounted  for  under  the  operating  method,  at  cost,  net of  accumulated depreciation of $808,214 and $3,486,376 as of December 31, 1995 and 1994,
   respectively...................................................................     $       1,451,031         $      4,386,653
  Accounted for under the financing method........................................               220,360                  252,598
                                                                                                 --------                 -------
                                                                                               1,671,391                4,639,251

Other Assets:
  Cash and cash equivalents, at cost, which approximates
    market value..................................................................               233,877                  179,327
  Other...........................................................................                 1,440                    2,227
                                                                                                   ------                   -----
 ..................................................................................     $       1,906,708         $      4,820,805
                                                                                       =       ==========        =      =========


LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)


Liabilities:
  Accounts payable and accrued expenses...........................................     $          11,274         $         27,653
  Distributions payable to Partners...............................................                75,376                   25,235
                                                                                                  -------                  ------
 ..................................................................................                86,650                   52,888
                                                                                                  -------                  ------

Partners' Capital (Deficit):
  Limited Partners
    Units  of  Limited  Partnership  Interest,   $500  stated  value  per  Unit;
      authorized - 70,010 Units; issued
        and outstanding - 25,109 Units............................................             2,118,897                5,087,653

  General Partners................................................................              (298,839)                (319,736)
                                                                                                ---------                --------
                                                                                               1,820,058                4,767,917
                                                                                               ----------               ---------
                                                                                       $       1,906,708         $      4,820,805
                                                                                       =       ==========        =      =========


 The  accompanying  notes are an integral part of these financial statements.

STATEMENTS OF CASH FLOWS


------------------------------------------------------------------------------------------------------------------------------------


For the Years Ended
December 31, 1995, 1994 and 1993                                                     1995              1994              1993
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:

  Net income.................................................................$       272,380      $    139,413      $     468,007
  Adjustments to reconcile net income to
   net cash provided by operating activities:
    Depreciation and amortization.............................................        64,181           221,558            233,117
    Minimum lease payments received, net of
     interest income earned, on leases accounted for
     under the financing method...............................................        32,238            29,507             27,008
    (Gain) Loss on sale of property, net......................................       (11,173)             -               138,310
    Changes in assets and liabilities:
     (Decrease) Increase in accounts payable and
       accrued expenses.......................................................       (16,379)            9,690            (48,038)
      Decrease (increase) in other assets.....................................           788             5,878             (7,500)
                                                                                         ----            ------            ------

    Net cash provided by operating activities:................................       342,035           406,046            810,904
                                                                                     --------          --------           -------

Cash flows from investing activities:
  Net proceeds from sale of property..........................................     2,882,613              -               227,155
                                                                                   ----------             -----           -------

    Net cash provided by investing activities.................................     2,882,613              -               227,155
                                                                                   ----------             -----           -------

Cash flows from financing activities:
  Cash distributions paid.....................................................    (3,170,098)         (398,799)        (1,139,536)
                                                                                  -----------         ---------        ----------

    Net cash used by financing activities:....................................    (3,170,098)         (398,799)        (1,139,536)
                                                                                  -----------         ---------        ----------

Net increase (decrease) in cash and cash equivalents..........................        54,550             7,247           (101,477)

Cash and cash equivalents, beginning of period................................       179,327           172,080            273,557
                                                                                     --------          --------           -------

Cash and cash equivalents, end of period.....................................$       233,877      $    179,327      $     172,080
                                                                             =       ========     =    ========     =     =======


 The  accompanying  notes are an integral part of these financial statements.

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL


-----------------------------------------------------------------------------------------------------------------------------------


                                                     UNITS OF
                                                      LIMITED                GENERAL                 LIMITED
For the Years Ended                                 PARTNERSHIP             PARTNERS'               PARTNERS'               TOTAL
December 31, 1995, 1994 and 1993                     INTEREST                DEFICIT                CAPITAL                CAPITAL
------------------------------------------------------------------------------------------------------------------------------------



Balance, December 31, 1992...........................   25,109    $          (325,853)      $        5,804,899     $     5,479,046

Cash distributions paid or
  accrued............................................                         (53,541)                (973,225)         (1,026,766)
Net income...........................................                          48,505                  419,502             468,007
                                                                               -------                 --------            -------
Balance, December 31, 1993...........................   25,109               (330,889)               5,251,176           4,920,287
                                                        ------               ---------               ----------          ---------

Cash distributions paid or
  accrued............................................                               0                 (291,783)           (291,783)
Net income...........................................                          11,153                  128,260             139,413
                                                                               -------                 --------            -------
Balance, December 31, 1994...........................   25,109               (319,736)               5,087,653           4,767,917
                                                        ------               ---------               ----------          ---------

Cash distributions paid or
  accrued............................................                               0               (3,220,239)         (3,220,239)
Net income...........................................                          20,897                  251,483             272,380
                                                                               -------                 --------            -------
Balance, December 31, 1995...........................   25,109    $          (298,839)      $         2,118,897    $     1,820,058
                                                        ======    =          =========      =         =========    =     =========



 The  accompanying  notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS
December 31, 1995



1.      ORGANIZATION

        Winthrop Partners 81 Limited Partnership, (the Partnership), was organized under the Uniform Limited Partnership Act of the Commonwealth of Massachusetts on February 9, 1981 for the purpose of owning and leasing commercial and industrial real properties. The Partnership will terminate on December 31, 2009, or sooner, in accordance with the terms of the Partnership Agreement.


2.      SIGNIFICANT ACCOUNTING POLICIES

        Financial Statements - The financial statements of the Partnership are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

        Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Income Taxes - No provision has been made for federal, state or local income taxes in the financial statements of the Partnership. Partners are required to report on their individual tax returns their allocable share of income, gains, losses, deductions and credits of the Partnership. The Partnership prepares its tax returns on the accrual basis. On May 29, 1981, the Internal Revenue Service issued a ruling that the Partnership will be classified as a partnership for federal income tax purposes.

        Distributions to Partners - The cash distribution due Partners for the three months ended December 31, 1995 is recorded in the accompanying financial statements as a liability and a reduction of Partners'
        capital. As provided in the Partnership Agreement, quarterly distributions are payable to Partners within 60 days after the end of the quarter.

        Cash and Cash Equivalents - Cash and cash equivalents consist of a mutual fund that invests in treasury bills and repurchase agreements maturing in three months or less, valued at cost which approximates market value.

        Percentage Rent - The Partnership has entered into several leases that provide for a minimum annual rent plus additional rent based upon percentages of sales at the properties (percentage rent). These percentage rents are recorded on a cash basis. For the years ended December 31, 1995, 1994 and 1993, the Partnership received percentage rent totaling $5,284, $7,518 and $14,849, respectively.

        Leases - The Partnership leases its real properties and accounts for such leases in accordance with the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases," as amended. This statement sets forth specific criteria for determining whether a lease should be accounted for as a financing lease or an operating lease.

               (a)  Financing Method

               Under this method, minimum lease payments to be received plus the estimated value of the property at the end of the lease are considered to be the Partnership's gross investment in the lease. Unearned income, representing the difference between gross investment and actual cost of the leased property, is amortized over the lease term using the interest rate implicit in the lease to provide a level rate of return over the lease term.

               (b)  Operating Method

               Under this method, revenue is recognized as rentals become due, which does not materially differ from the straight-line method. Expenses (including depreciation) are charged to operations, as incurred.

        Depreciation - Component depreciation on real estate leased to others, accounted for under the operating method, is computed using the straight-line method over the useful life of each class of asset, which ranges from 5 to 35 years. The cost of the properties represents the purchase price of the properties plus acquisition and closing costs.

        Certain amounts from prior years have been reclassified to remain consistent with the current year presentation.

3.      TRANSACTIONS WITH RELATED PARTIES

        One Winthrop Properties, Inc. (One Winthrop), the Managing General Partner, Winthrop Securities Co., Inc. (Winthrop Securities), the Selling Agent for the Public Offering, and Winthrop Management, the manager of the properties, are wholly owned subsidiaries of First
        Winthrop Corporation, which in turn is wholly owned by Winthrop Financial Associates, A Limited Partnership (WFA).

        Winthrop Management is entitled to annual property management fees equal to 1.5% of the excess of cash receipts over cash expenditures (excluding debt service, property management fees and capital expenditures) from each property managed by it. For the years ended December 31, 1995, 1994 and 1993, Winthrop Management earned $5,092, $9,595 and $12,821, respectively, for managing the real properties of the Partnership.

        The General Partners are entitled to 8% of Cash Available for Distribution, subordinated to a cumulative priority quarterly distribution to the Limited Partners as provided for in the Partnership Agreement. The General Partners are also entitled to 8% of Sale or Refinancing Proceeds, subordinated to certain priority distribution to the Limited Partners as provided for in the Partnership Agreement. For the year ended December 31, 1993, the Partnership paid or accrued distributions from Cash Available for Distribution totaling $53,541 to the General Partners. No such amounts were paid or accrued in 1995 or 1994. The proceeds from the sale of the Orangeburg and Batesburg, South Carolina properties in 1993, and the Seagate, Oklahoma property in 1995 (see Note 6) were distributed entirely to the Limited Partners.

        During the liquidation stage of the Partnership, the General Partners and their affiliates are entitled to receive certain fees and distributions, subordinated to specified minimum returns to the Limited Partners as described in the Partnership Agreement.

4.      REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING METHOD

        Real estate leased to others, at cost, accounted for under the operating method as of December 31, 1995 and 1994 is summarized as follows:

                              --------------------------------------------------------------------------------------------


                                                                       1995                       1994

                              --------------------------------------------------------------------------------------------


               Land........................................   $         600,841          $       1,351,629
               Commercial buildings........................           1,658,404                  6,521,400
               Less:  Accumulated depreciation.............            (808,214)                (3,486,376)
                                                                       --------                 ----------
                                                              $       1,451,031          $       4,386,653
                                                              =       =========          =       =========


        The following is a summary of the minimum anticipated future rental receipts, excluding percentage rents, by year, under the noncancelable portion of the operating leases:


                           1996....................................          292,000
                           1997....................................          129,000
                           1998....................................            3,000
                           1999....................................                0
                           2000....................................                0



5.      REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE FINANCING METHOD

        Real estate leased to others accounted for under the financing method, as of December 31, 1995 and 1994, is summarized as follows:


                                                                      1995              1994

        Minimum lease payments receivable.....................  $       110,502    $     163,962
        Unguaranteed residual value...........................          145,356          145,356
                                                                        -------          -------
                                                                        255,858          309,318
        Less:  Unearned income................................          (35,498)         (56,720)
                                                                        -------          -------
                                                                $       220,360    $     252,598
                                                                =       =======    =     =======

        The following is a summary of the approximate minimum anticipated future
        rental  receipts,   excluding  percentage  rents,  by  year,  under  the
        noncancelable portion of the financing leases:

                           1996...............................            53,000
                           1997...............................            53,000
                           1998...............................             5,000
                           1999...............................                 0
                           2000...............................                 0

6.      SALE OF PROPERTY

        On July 30, 1993, the Partnership sold the property located in Orangeburg, South Carolina, for a sale price of $125,000, and in March 1993, the Partnership sold the property located in Batesburg, South Carolina, for a sale price of $112,500. The Partnership had accounted for the leased properties under the operating method and realized an aggregate loss of $138,310 on these transactions. The sales provided $227,153 of net proceeds, which have been distributed to limited partners.

        On January 12, 1995, the Partnership sold the property located in Oklahoma City, Oklahoma, for a sale price of $3,100,000. The net proceeds received by the Partnership for the sale resulted in a gain of $11,173 for financing reporting purposes. The sale provided $2,882,613 of net proceeds, which have been distributed to limited partners.

7.      TAXABLE INCOME

        The Partnership's taxable income for 1995 differs from the net income for financial reporting purposes primarily due to the differences in the methods used for the recognition of depreciation and the accounting for certain real property leases under the financing method for financial reporting purposes and the operating method for tax return purposes. Taxable income for 1995 is as follows:

           Net income for financial reporting purposes...............................................    $         272,380
              Plus:  Minimum lease payments received, net of
                   interest income earned, on leases accounted
                   for under the financing method....................................................               32,238
              Minus: Excess depreciation under ACRS..................................................              (95,539)
                                                                                                                   -------
           Taxable income............................................................................    $         209,079
                                                                                                                   =======


SUPPLEMENTARY INFORMATION
REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

------------------------------------------------------------------------------------------------------------------------------------


December 31, 1995                                                                Three Months Ended             Year Ended
(Unaudited)                                                                       December 31, 1995          December 31, 1995
------------------------------------------------------------------------------------------------------------------------------------




Statement of Cash Available for Distribution:
Net income....................................................................  $         54,335           $        272,380
  Add:  Depreciation and amortization charges
          to income not affecting Cash Available
          for Distribution....................................................            12,469                     64,181
           Sales proceeds.....................................................              -                     2,882,613
        Minimum lease payments received, net of
          interest income earned, on leases
          accounted for under the financing
          method..............................................................             8,329                     32,238
  Less:   Reserves............................................................              (173)                      -
          Prepaid rent........................................................              -                       (20,000)
          Gain on sale of property............................................              -                       (11,173)
                                                                                            ----                    -------
Cash Available for Distribution...............................................  $         74,960           $      3,220,239
                                                                                -         ------           -      ---------

Distributions allocated to General Partners...................................  $           -              $           -

Distributions allocated to Limited Partners...................................  $         74,960           $      3,220,239
                                                                                -         ------           -      ---------



2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 1995:

-----------------------------------------------------------------------------------------------------------------------------------


  Entity Receiving                                       Form of                               (Unaudited)
    Compensation                                      Compensation                               Amount
-----------------------------------------------------------------------------------------------------------------------------------


   Winthrop Management                           Property management fees                   $        1,271
   General Partners                              Interest in Cash Available
                                                   for Distribution                         $            0
   WFC Realty Co., Inc.                          Interest in Cash Available
                                                   for Distribution                         $           30






All other information required pursuant to Section 9.4 of the Partnership Agreement is set forth in the attached Financial Statements and related notes or Annual Partnership Report.




                                                          WINTHROP PARTNERS 81
                                                REAL ESTATE AND ACCUMULATED DEPRECIATION
                                               (ACCOUNTED FOR UNDER THE OPERATING METHOD)
                                                           DECEMBER 31, 1995
                                                               SCHEDULE XI
                                                                  1 of 2




                                 Initial cost to Partnership &
                                 gross amount at which carried
                                 as of Dec. 31, 1995 (A,B,&C)            Accumulated                                 Life on which
                                 ----------------------------
                                                                         Depreciation     Date of                    Depreciation
                                            Buildings &                  as of Dec. 31,  Construction       Date       Expense
Description                      Land       Improvements      Total         1995 (D)      Completion      Acquired    is Computed
-----------                      ----       ------------      -----      --------------  ------------     --------   ------------


Land & Warehouse
 Distribution Center,
 Columbus, OH                  191,544      1,658,404        1,849,948      808,214      1980            Oct. 1982      5-35 years

Land, Columbus, OH             409,297           -             409,297        -           -              Jan. 1983       -
                            ----------     -------         -----------   ----------

                            $  600,840     $1,658,404      $ 2,259,245   $  808,214
                            ==========     ==========      ===========   ==========


(A) The cost of the properties represents the purchase price of the properties plus miscellaneous acquisition and closing costs. Included in the costs are property acquisition fees totaling $544,827 paid to the Managing General partner (See Note 3 of Notes to Financial Statements).

(B) The cost of real estate owned at December 31, 1995 is the same for financial statement and income tax reporting purposes.

(C) Reconciliation of real estate owned:

         Balance as of December 31, 1994......................  $    7,873,029
         Additions during 1995................................               0
         Sales of property during 1995........................       5,613,784
                                                                     ---------
         Balance as of December 31, 1995......................  $    2,259,245
                                                                =    =========

(D)      Reconciliation of accumulated depreciation:

         Balance as of December 31, 1994......................  $    3,486,376
         Depreciation expense during 1995.....................          64,181
         Sales of property in 1995............................       2,742,343
                                                                     ---------
         Balance as of December 31, 1995......................  $    6,292,900
                                                                =    =========



                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                   (ACCOUNTED FOR UNDER THE FINANCING METHOD)
                               DECEMBER 31, 1995

                                  SCHEDULE XI


                                                     Minimum Lease Payments
                           Net Investment in         Received Net of Interest         Date of                    Length of Lease
                          Financing Leases at           Income Earned at            Construction      Date       on Which Interest
Description               point of purchase(A)        December 31, 1995 (B)          Completion     Acquired     Income is Computed
-----------               --------------------       ------------------------       ------------    --------     ------------------

Nursery & Craft Store,
 Columbus, OH             $480,479                   $243,549                       1968            Jan. 1983    15 years
                          ========                   ========




(A) The net investment in financing leases at the point of purchase reflects the purchase price of the properties plus miscellaneous acquisition and closing costs. Included in the costs are property acquisition fees totaling $82,648 paid to the Managing General Partner (See Note 3 of Notes to Financial Statement). The net investment at the point of purchase is as follows:

                  Minimum lease payments receivable...........            $ 801,885
                  Plus:  Unguaranteed residual................              145,356
                  Minus:  Unearned income.....................             (466,762)
                                                                          ---------
                  Net Investment..............................            $ 480,479

                                                                          =========

(B) Reconciliation of minimum lease payments received net of interest income earned:

                  Balance as of December 31, 1994.............            $ 222,327
                  Minimum lease payments received net of
                   interest income earned during 1995.........               21,222
                                                                          ---------
                  Balance as of December 31, 1995.............            $ 243,549
                                                                          =========